Exhibit 23.1

                       Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Equity Inns, Inc. on Form S-3 (Files Nos. 333-26559, 33-99480, 33-90364,
333-48169,  333-47761  and  333-63253)  of  our  report  dated January 21, 2000, except as to Note 4, for which the date is January 25, 2000, on our audits of the consolidated financial statements and financial statement schedule of Equity Inns, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.






PricewaterhouseCoopers, LLP




Memphis, Tennessee
March 10, 2000